                                                      April 21, 1995

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Publicker Industries Inc. Proxy Material

Gentlemen:

     Accompanying this letter for filing with the Commission pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), is a copy of each of the Notice of Meeting, Proxy Statement and form of Proxy to be distributed in connection with the Publicker Industries Inc. 1995 Annual Meeting of Shareholders.

     In payment of the required filing fee, a wire transfer (including the Company's CIK number and other specific information required) in the amount of $125.00 was sent to Mellon Bank to the commission's account
(SEC/AC-9108739/WRE) as required pursuant to Rule 13 of Regulation S-T promulgated under the Act.

     Pursuant to Rule 901(d) of Regulation S-T promulgated under the Act, a conforming paper format copy of the accompanying proxy material will be filed with the commission within six business days.

     Pursuant to Rule 14a-3(c) promulgated under Act, we are contemporaneously mailing to the Commission solely for its information, and not to be deemed "soliciting material" or to be "filed" with the Commission, seven paper format copies of the Company's 1994 Annual Report to Shareholders.

                                   Very truly yours,


                                   Antonio L. DeLise
                                   Vice President & Chief Financial Officer
ALD/pn
Enclosure

                               SCHEDULE 14A
                              (Rule 14a-101)
                           Information Required
                Schedule 14A Information in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant
     Filed by a Party other than the Registrant

     Check the appropriate box:
       Preliminary Proxy Statement          Confidential, for use of the
Commission only
       Definitive Proxy Statement              (as permitted by Rule
14a-6(e)(2))
       Definitive Additional Materials
       Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                         PUBLICKER INDUSTRIES INC.
             (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
  Payment of Filing Fee (Check the appropriate box):

       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of         Schedule 14A.
       $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the fiing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

          Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

4)   Date Filed:

PUBLICKER INDUSTRIES INC.
Notice of 1995 Annual Meeting of Shareholders

                                  April 21, 1995


To the Shareholders of Publicker Industries Inc.

  NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of Publicker Industries Inc. (the "Company") will be held at The
Carlyle Hotel, 35 East 76th Street, East Trianon Suite, Second
Floor, New York, New York, on Tuesday, May 23, 1995 at 10:00 a.m.
for the following purposes:

    1. To elect six directors to hold office until the annual meeting of shareholders to be held in 1996 and until their respective successors shall be duly elected and qualified;

    2. To approve the extension of the term of certain options to purchase shares of the Company's Common Stock held by Harry I. Freund and by Jay S. Goldsmith;

    3. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1995; and

    4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April
14, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments.


                                  By Order of the Board of Directors



                                  ANTONIO L. DELISE, Secretary


IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.
.
                     PUBLICKER INDUSTRIES INC.
                      1445 East Putnam Avenue
                 Old Greenwich, Connecticut  06870

                          (203) 637-4500
                       ____________________

                          PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Publicker
Industries Inc. (the "Company") to be voted at the 1995 Annual
Meeting of Shareholders of the Company referred to in the foregoing
Notice (the "Annual Meeting"). All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposal described in the foregoing Notice, they will be voted in accordance with that specification. Shareholders who execute proxies may revoke them at any time before they are voted by written notice delivered to the Secretary of the Company. The
Company anticipates that mailing of the proxy material to shareholders will commence on or about April 21, 1995.

                 RECORD DATE AND VOTING SECURITIES

  Only holders of Common Stock of record at the close of business on April 14, 1995 are entitled to notice of and to vote at the meeting. On that date the Company had outstanding and entitled to vote 14,725,910 shares of Common Stock, par value $.10 per share (the "Common Stock"). Each outstanding share entitles the record holder to one vote on each matter. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table sets forth, as of March 31, 1995, except as otherwise noted, the beneficial ownership of the Company's Common Stock by each person who owns of record or is known by the Company to own beneficially more than 5% of the Common Stock of the Company.

Name and Address                      Amount and Nature of      Percent
of Beneficial Owner                    Beneficial Ownership(1)  of Class

Harry I. Freund                          1,979,022   (2)          12.1%
c/o Balfour Investors Inc.
45 Rockefeller Plaza
New York, NY  10111

Jay S. Goldsmith                         1,980,522   (3)          12.1%
c/o Balfour Investors Inc.
45 Rockefeller Plaza
New York, NY  10111

PosTel Investment Management Limited     1,005,000    (4)          6.8%
Standon House
21 Mansell Street
London E1 8AA, England

Base Assets Trust
11400 West Olympic Boulevard               979,353   (5)           6.2%
Los Angeles, CA  90064

R. Weil & Associates L.P.,               1,570,300   (6)          10.7%
Appleton Associates L.P. and
Ralph Weil
c/o R. Weil & Associates
2 Crosfield Avenue
West Nyack, NY 10994

Foreign & Colonial Management Limited    1,233,750   (7)           8.4%
and Hypo Foreign & Colonial Management
(Holdings) Limited Exchange House
Primrose Street
London EC2A 2NY, England

(1) Calculated in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities
    Exchange Act of 1934, as amended.

(2) Includes shares of Common Stock which may be acquired by Mr.
    Freund within 60 days as follows: 375,000 shares through the exercise of stock options and 1,064,960 shares through the exercise of stock purchase warrants. Also includes 314,125 shares that may be deemed to be owned beneficially by Mr.
    Freund which are held by Balfour Investors Inc. ("Balfour") for its clients in discretionary accounts, as to which Mr.
    Freund disclaims beneficial ownership. Messrs. Freund and Goldsmith are Chairman and President, respectively, and the only shareholders of Balfour. The discretionary clients of Balfour have the sole power to vote and direct the vote of the shares held in their account. Balfour and its discretionary clients have shared power to dispose of or direct the disposition of the shares held in such clients' accounts. At present, Balfour has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company's Common Stock for all of its discretionary clients. Also includes options to purchase 200,000 shares of Common Stock held by Mr. Freund, the expiration of which has been extended by five years to April 12, 2000, subject to the approval of such extension by shareholders.

(3) Includes shares of Common Stock which may be acquired by Mr. Goldsmith within 60 days as follows: 375,000 shares through the exercise of stock options and 1,034,240 shares through the exercise of stock purchase warrants. Also includes 1,500 shares of Common Stock and 30,720 shares which may be acquired through the exercise of stock purchase warrants over which Mr. Goldsmith has shared voting and investment power but as to which he disclaims any beneficial interest, and includes 314,125 shares that may be deemed to be owned beneficially by Mr. Goldsmith which are held by Balfour for its clients in discretionary accounts as to which Mr. Goldsmith disclaims beneficial ownership (see Note 2 above). Also includes options to purchase 200,000 shares of Common Stock held by Mr. Goldsmith, the expiration of which has been extended by five years to April 12, 2000, subject to the approval of such extension by shareholders.

(4) Includes 596,750 shares of Common Stock beneficially owned by British Telecom Staff Superannuation Scheme and 408,250 shares of Common Stock beneficially owned by the Post Office Staff Superannuation Scheme. This information is based on a statement on Schedule 13D filed with the Securities and Exchange Commission by PosTel Investment Management Limited, British Telecom Staff Superannuation Scheme and Post Office Staff Superannuation Scheme on August 24, 1992. PosTel Investment Management Limited ("PosTel") is the investment advisor for the British Telecom Staff Superannuation Scheme and the Post Office Staff Superannuation Scheme which own 596,750 and 408,250 shares, respectively. PosTel has the sole power to vote and dispose of such shares.

(5) Represents warrants to purchase 979,353 shares of Common Stock owned by the Base Assets Trust - Richard D. Baum, Trustee, Wilbert
    F. Schwartz, Trustee and Thomas Arnold, Trustee. This information is based on a statement on Schedule 13G filed with the Securities and Exchange Commission by Base on February 14, 1995. Base states that it has shared power to vote and direct the vote and shared power to dispose of or to direct the disposition of the shares that would be held upon the exercise of warrants.

(6) Based on a statement on Schedule 13D filed with the Securities and Exchange Commission on August 24, 1994. Includes 1,503,600 shares owned by a group consisting of R. Weil & Associates L.P., Appleton Associates L.P. and Ralph Weil. These parties affirm that there is no formal arrangement among them or among any of the other persons or entities named in the Schedule 13D with respect to the Common Stock of the Company. Also includes 66,700 shares as to which Mr. Weil disclaims any beneficial interest.

(7) Based on a statement on Schedule 13G filed with the Securitites and Exchange Commission on February 3, 1995.

                           PROPOSAL 1.

                      ELECTION OF DIRECTORS

  At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. In order to be elected, each nominee must receive a plurality of the votes cast at the Annual Meeting.

  Unless otherwise directed, proxies given to the persons named in the enclosed proxy pursuant to this solicitation will be voted for the election as directors of Messrs. Freund, Goldsmith, Herman, Cohn, Schafran and Weis. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place.

  All of the persons named in the enclosed proxy are currently directors of the Company, having been elected by the shareholders at the Company's last annual meeting with the exception of Mr. Weis who was elected by the Board of Directors on March 8, 1995. See
"COMPENSATION OF EXECUTIVE OFFICERS -- Employment and Change-in-Control Agreements."

  Set forth below as to each director nominated for reelection as a director of the Company is information regarding age (as of March 31, 1995), position with the Company, principal occupation, business experience, period of service as a director of the Company and directorships currently held in public corporations.

  HARRY I. FREUND: Age 55; Director of the Company since April 12, 1985. Chairman of the Board since December 1985. Since 1975, Mr. Freund has been Chairman of Balfour Investors Inc. (formerly known as Balfour Securities Corporation), a merchant banking firm that had previously been engaged in a general brokerage business. Mr. Freund is also Vice Chairman of the board of directors of Glasstech, Inc.

  JAY S. GOLDSMITH: Age 51; Director of the Company since April 12, 1985. Vice Chairman of the Board since December 1985. Since 1975, Mr. Goldsmith has been President of Balfour Investors Inc. Mr. Goldsmith is also Chairman of the board of directors of Glasstech, Inc.

  DAVID L. HERMAN:  Age 81; Director of the Company since April
12, 1985. Mr. Herman was President and Chief Executive Officer of the Company from March 31, 1986 until March 8, 1995. Prior to 1986, Mr. Herman was an independent consultant advising clients on the reorganization of businesses and potential acquisitions. Prior thereto, Mr. Herman was the sole owner of Darman Tool and Manufacturing Company, a private company engaged in the manufacture of appliances and photocopying machines.

  CLIFFORD B. COHN:  Age 43; Director of the Company since July
31, 1980. Director of Government Affairs of the Company from April 1, 1981 to November 20, 1984. Since 1979, Mr. Cohn has been engaged in the private practice of law in Philadelphia, Pennsylvania. Mr. Cohn is a director of Glasstech, Inc.

  L. G. SCHAFRAN: Age 56; Director of the Company since December 3, 1986. Mr. Schafran is the Managing General Partner of L. G. Schafran & Associates, a real estate investment and advisory firm established in October 1984. For more than five years prior thereto, Mr. Schafran was a senior officer in The Palmieri Company, specializing in the acquisition, management and disposition of distressed properties. Mr. Schafran is a director of Glasstech, Inc., Capsure Holdings Corp., Oxigene, Inc., Dart Group Corp. and its two publicly traded affiliates: Trak Auto Corp. and Crown Books Corp. Mr. Schafran is also a trustee of National Income Realty Trust and Chairman of the Executive Committee of Dart Group Corp.

  JAMES J. WEIS: Age 46; President, Chief Executive Officer and Director of the Company since March 8, 1995. Mr. Weis joined the Company in September 1984 as Assistant to the President and was elected Vice President in November 1984, Chief Financial Officer and Secretary in April 1986 and Executive Vice President - Finance in August 1989.

  The Board of Directors recommends a vote FOR each of Messrs.
Freund, Goldsmith, Herman, Cohn, Schafran and Weis for election as directors of the Company.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS

  Prior to October 1, 1992, directors who were not officers of the Company were paid $2,500 per month for services as a director and, in addition, $750 per day for each meeting of the Board or of shareholders that they attended without regard to the number of meetings attended each day. From October 1, 1992 through December 31, 1994, these amounts were reduced to $2,125 and $637.50, respectively. Effective January 1, 1995, these reductions were rescinded. Prior to October 1, 1992, Mr. Freund and Mr. Goldsmith each received annual compensation at the rate of $325,000 per year as Chairman and Vice Chairman of the Board, respectively. From October 1, 1992 through December 31, 1994, these amounts were reduced to $276,250 per year. Effective January 1, 1995, these reductions were rescinded.

  Messrs. Freund, Goldsmith and Herman are each party to an agreement with the Company providing for payments to them under certain circumstances following a change in control of the Company. See "COMPENSATION OF EXECUTIVE OFFICERS -- Employment and Change in Control Agreements."

  On March 8, 1995, following Mr. Herman's retirement as President of the Company, the Company and Mr. Herman entered into a Consulting Agreement pursuant to which Mr. Herman will render consulting services to the Board of Directors of the Company. The Consulting Agreement provides for a monthly consulting fee at a rate of $80,000 per year. The Consulting Agreement is terminable at any time by the Company or Mr. Herman.

  The Company and Balfour Investors Inc. ("Balfour"), are parties to a License Agreement, dated as of October 26, 1994, with respect to a portion of the office space leased by the Company in New York City. Harry I. Freund and Jay S. Goldsmith are Chairman and President, respectively, and the only shareholders of Balfour. The term of the License Agreement commenced on January 1, 1995 and will expire on June 30, 2004, unless sooner terminated pursuant to law or the terms of the License Agreement. The License Agreement provides for Balfour to pay the Company an amount equal to 30% of the rent paid by the Company under its lease, including base rent, electricity, water, real estate tax escalations, and operation and maintenance escalations. In addition, Balfour has agreed to reimburse the Company for 30% of the cost of insurance which the Company is obligated to maintain under the terms of its lease with respect to the premises. The base rent payabe by Balfour under the License Agreement is $5,618 per month through September 30, 1999 and $6,045 per month thereafter.

  Directors of the Company are elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders, and executive officers are elected to hold office until the first meeting of directors following the next annual meeting of shareholders or until their successors are sooner elected by the Board and qualified.

  During 1994 there were 20 meetings of the Board of Directors of the Company. The Board of Directors has various committees, including an Audit Committee, a Compensation Committee, a Directors Compensation Committee and a Nominating Committee. During 1994, each of the Directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees of which each such Director was a member.

  The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan and scope of the audit for each year, as well as the results of each audit when completed and the accountants' fee for services performed. The Audit Committee also reviews with management and with the independent accountants the Company's internal control procedures. The Audit Committee is composed of members of the Board of Directors who are not otherwise officers or employees of the Company. The present members of the Audit Committee are L. G. Schafran (Chairman), Harry I. Freund and Jay S. Goldsmith. The Audit Committee met two times during 1994.

  The Compensation Committee of the Board of Directors, which consists entirely of outside directors, reviews the compensation of key employees of the Company. The present members of the Compensation Committee are Jay S. Goldsmith (Chairman), Clifford B. Cohn and L. G. Schafran. The Compensation Committee met two times during 1994.

  The Directors Compensation Committee of the Board of Directors reviews the compensation of directors of the Company. The present members of the Directors Compensation Committee are David L. Herman (Chairman), Clifford B. Cohn and L. G. Schafran. The Directors Compensation Committee did not meet during 1994.

  The Nominating Committee of the Board of Directors advises and makes recommendations to the Board of Directors on the selection of candidates as nominees for election as directors. The members of the Nominating Committee are David L. Herman (Chairman), Jay S. Goldsmith and Clifford B. Cohn. The Nominating Committee met once during 1994. The Nominating Committee will consider nominees recommended by shareholders pursuant to procedures described in "SHAREHOLDER NOMINATIONS."

                     SHAREHOLDER NOMINATIONS

  Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified herein. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company.

  The Notice shall be in writing and shall contain or be
accompanied by:

  (a) the name and residence of the shareholder submitting the nomination;

  (b) a representation that such shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the persons specified in the Notice;

  (c) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Company;

  (d) a description of all arrangements or understandings among such shareholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

  (e) the consent of each nominee to serve as director of the Company if so elected.

  Unless a judge or judges of election shall have been appointed pursuant to the By-Laws, the Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all shareholders of the Company for any purpose.

                  SECURITY OWNERSHIP OF MANAGEMENT

  The following information is furnished as of March 31, 1995 with respect to each class of equity securities of the Company beneficially owned by all directors and nominees, and by all directors, nominees and officers as a group.

  The information concerning the directors, nominees and officers and their security holdings has been furnished by them to the Company.

                                      Beneficial Ownership of
                                         Shares of Common
                                            Stock as of       Percent
  Name                  Position         March 31, 1995 (1)  of Class(1)
Harry I. Freund  Director and Chairman of     1,979,022 (2)      12.1%
                 the Board

Jay S. Goldsmith Director and Vice Chairman   1,980,522 (3)      12.1%
                 of the Board

James J. Weis    President, Chief Executive     180,000 (4)       1.2%
                 Officer and Director

Clifford B. Cohn  Director                      104,070 (5)         *

David L. Herman   Director                      281,200 (6)       1.9%

L. G. Schafran    Director                      162,690 (7)       1.1%

All directors, nominees and                   4,687,504 (8)      25.1%
officers as a group (6 persons)


* less than 1% of the outstanding Common Stock.

(1) Calculated in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
(2)       See Note 2 on page 2.
(3)       See Note 3 on page 2.
(4) Includes 180,000 shares which may be acquired by Mr. Weis within 60 days through the exercise of stock options.
(5) Includes 90,000 shares which may be acquired by Mr. Cohn within 60 days through the exercise of stock options.
(6) Includes shares of Common Stock which may be acquired by Mr. Herman within 60 days as follows: 180,000 shares through the exercise of stock options and 51,200 shares through the exercise of stock purchase warrants.
(7) Includes shares of Common Stock which may be acquired by Mr. Schafran within 60 days as follows: 90,000 shares through the exercise of stock options and 10,240 shares through the exercise of stock purchase warrants. Also includes 11,250 shares of Common Stock and 51,200 shares that may be acquired through the exercise of stock purchase warrants over which Mr. Schafran has shared voting and investment power but as to which he disclaims any beneficial interest.
(8) Includes shares of Common Stock which may be acquired by such persons within 60 days as follows: 1,414,000 shares through the exercise of stock options and 2,242,560 shares through the exercise of stock purchase warrants. Also includes options to purchase 400,000 shares of Common Stock held by Messrs. Freund and Goldsmith, the expiration of which has been extended by five years to April 12, 2000, subject to the approval of such extension by shareholders.

                 COMPENSATION OF EXECUTIVE OFFICERS

   The following tables set forth information concerning the cash compensation, stock options and retirement benefits provided to the Company's Chief Executive Officer and its two other executive officers. The notes to these tables provide more specific information concerning compensation. The Company's compensation policies are discussed in the Compensation Committee Report on Executive Compensation.

Summary Compensation Table

                            Annual Compensation
Long-Term Compensation
                                                                        Awards
Payouts
                                                        Other     Restricted
                                                        Annual       Stock
Options/       LTIP     All Other
Name and                    Year   Salary   Bonus<F3> Compensation   Awards
SAR's(#)(F4)  Payouts  Compensation
Principal Position
David L. Herman <F1>        1994   127,500   75,000      -            -
60,000        -          553 <F5>
President, Chief Executive  1993   127,575   75,000      -            -
60,000        -          964 <F5>
Officer and Director        1992   144,375   60,000      -            -       -
- -          964 <F5>

Christian R. Guntner <F2>   1994   233,750  100,000      -            -       -
- -        6,943 <F6>
Executive Vice President    1993   233,750  100,000      -            -
60,000        -        5,603 <F6>
Corporate Development       1992   264,687   80,000      -            -       -
- -        5,536 <F6>
and Chief Operating officer

James J. Weis <F1>          1994   233,750  100,000      -            -
60,000        -        8,728 <F7>
Executive Vice President-   1993   233,750  175,000      -            -
60,000        -        7,081 <F7>
Finance and Secretary       1992   264,687  155,000      -            -       -
- -        6,022 <F7>

<F1>
Effective March 8, 1995, David L. Herman retired from the positions of President and Chief Executive Officer. Efffective on that date, James Weis was elected President, Chief Executive Officer and Director.
<F2>
Effective February 28, 1995, Christian R. Guntner resigned his positions with the Company.
<F3>
Reflects bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the next fiscal year.
<F4>
Options to acquire shares of Common Stock.
<F5>
Consists of term life and disability insurance premiums paid on behalf of Mr. Herman.
<F6>
Consists of $4,620, $2,249 and $2,182 in contributions to the Company's 401(k) plan for 1994, 1993 and 1992, respectively, and $2,323, $3,354 and $3,354 for term life and disability insurance premiums paid on behalf of Mr. Guntner for 1994, 1993 and 1992, respectively.
<F7>
Consists of $4,620, $2,249 and $2,182 in contributions to the Company's 401(k) plan for 1994, 1993 and 1992,respectively, and
$4,108, $4,832 and $3,840 for term life and disability insurance premiums paid on behalf of Mr. Weis for 1994, 1993 and 1992, respectively.

Stock Options Granted During 1994

                                     Individual Grants

                                        % of
Potential Realizable Value
                                       Options                            at
Assumed Annual Rates
                                      Granted to   Exercise             of Stock
Price Appreciation
                        Options          All        Price    Expiration   For
Five Year Option Term
Name                    Granted<F3>   Employees    Per Share    Date
5%         10%
David L. Herman          60,000         12.5%      1.625      8/23/99
29,010       59,525

James J. Weis            60,000         12.5%      1.625      8/23/99
29,010       59,525

All Shareholders<F3>      N/A           N/A        1.625      N/A
7,026,165   14,416,988
Named officers' gain as %
of all shareholders' gain N/A           N/A        N/A        N/A
.83%         .83%

<F1>
The potential gain is calculated from the closing price of Common Stock on August 23, 1994, the date of grants to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.
There can be no assurance that the amounts reflected in this table will be achieved.
<F2>
Based on the number of shares outstanding at December 31, 1994.
<F3>
Options granted under the Company's 1993 Long-Term Incentive Plan expire Five years from the date of grant.


Aggregated Stock Options Exercised in 1994
and December 31, 1994 Option Values
                   Exercised in 1994     Unexercised at December 31, 1994 <F1>
                   Shares    Value      Number of Options      Value of Options
Name of Executive Acquired  Realized Exercisable Unexercisable Exercisable<F2>
Unexercisable
David L. Herman      -         -        180,000     -             187,500
- -

Christian R. Guntner -         -        420,000     -             442,500
- -

James J. Weis        -         -        180,000     -             187,500
- -

<F1>
These values are based on the December 31, 1994, closing price for the Company's stock on the New York Stock
Exchange of  $2.375 per share.
<F2>
This represents the aggregate value of "in-the-money" stock options as of December 31, 1994.

                      Retirement Income Plan

 Effective December 31, 1993, benefits under the Publicker Retirement Plan (the "Plan") were frozen. Accordingly, Plan participants will accumulate no additional credited service and earnings subsequent to December 31, 1993 will no longer have an impact on accumulated benefits. The annual benefits payable upon retirement for Messrs. Weis, Herman and Guntner are $23,831, $12,287 and $10,088, respectively. The foregoing amounts are based on a straight life annuity. Retirement benefits are payable at age 65 to married employees in the form of a 50% joint and survivor annuity with their spouses, at a reduced amount, unless they elect to receive a straight life annuity. Single employees receive a straight life annuity. The foregoing benefit amounts are not subject to any deduction for Federal Insurance Contributions Act or other offset amounts.

                        Stock Option Plans

 Under stock option plans for directors, officers and key employees adopted by shareholders of the Company in 1987, 1988, 1989 and 1991, the Company has been authorized to grant nonqualified stock options to purchase up to 3,500,000 shares of Common Stock. Under the 1993 Long-Term Incentive Plan and the Non-employee Director Stock Option Plan adopted by shareholders of the Company in 1994, the Company may grant stock options, restricted stock options, stock appreciation rights, performance awards and other stock-based awards equivalent to up to 3,550,000 shares of Common Stock.

 The plans are administered by the Board of Directors of the Company. Subject to the express provisions of the plans, the Board of Directors has full and final authority to determine the terms of all options granted to key employees under the plans including (a) the purchase price of the shares covered by each option, (b) whether any payment will be required upon grant of the option, (c) the individuals to whom, and the time at which, options shall be granted, (d) the number of shares to be subject to each option, (e) when an option can be exercised and whether in whole or in installments, (f) whether the exercisability of the options is subject to risk of forfeiture or other condition and (g) whether the stock issued upon exercise of an option is subject to repurchase by the Company, and the terms of such repurchase.

 The term of options granted to directors shall be five years from the date of grant and shall be immediately exercisable. Under the 1987, 1988, 1989 and 1991 plans, the term of all other options shall be for such period as the Board of Directors shall determine, but shall not in any event exceed 12 years from the date of the option's grant. Under the 1993 Long-Term Incentive Plan, the term of options granted shall be prescribed by the Board of Directors provided, however, that no stock option may be exercised after five years from the date it is granted.

 During the year ended December 31, 1994, no stock options were granted to or exercised by any executive officers of the Company other than options granted under the 1993 Long-Term Incentive Plan and the Non-employee Director Stock Option Plan.

           Employment and Change in Control Agreements

 In August, 1987, the Company entered into change in control agreements with each of Messrs. Freund, Goldsmith, Herman and Weis, which agreements provide for payments to them under certain circumstances following a change in control of the Company. These agreements were not adopted in response to any specific acquisition of shares of the Company or any other event threatening to bring about a change in control of the Company. For purposes of the agreements, a change in control is defined as any of the following:
(i) the Company ceasing to be a publicly owned corporation having at least 2,000 shareholders, (ii) any person or group acquiring in excess of 30% of the voting power of the Company's securities,
(iii) Continuing Directors (as defined below) ceasing for any reason to constitute at least a majority of the Board of Directors,
(iv) the Company merging or consolidating with any entity, unless approved by a majority of the Continuing Directors, or (v) the sale or transfer of a substantial portion of the Company's assets to another entity, unless approved by a majority of the Continuing Directors. For purposes of the agreements, "Continuing Director" means Messrs. Freund, Goldsmith, Herman, Cohn and Schafran, and any other director designated as such prior to his election as a director by a majority of the then remaining Continuing Directors.

 In the event the Company discontinues the services (as defined below) of one of the above-named individuals as a director or officer, as the case may be, following a change in control, the individual will be entitled to receive in a lump sum within 10 days of the date of discontinuance, a payment equal to 2.99 times the individual's average annual compensation for the shorter of (i) the most recent five years or (ii) the period the individual received compensation from the Company for personal services. Assuming a change in control of the Company and the discontinuance of an individual's services were to occur at the present time, payments in the following amounts (assuming there are no excess parachute payments, as defined below) would be made pursuant to the change in control agreements: Mr. Freund -- $831,409; Mr. Goldsmith -- $831,409; Mr. Herman -- $584,237 and Mr. Weis -- $1,056,490. In
the event such payment is considered to be part of an "excess parachute payment" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")), the individual is entitled to receive an additional payment in an amount which when added to the initial payment results in a net benefit to the individual (after giving effect to excise taxes imposed by Section 4999 of the Code and income taxes on such additional payment) equal to the initial payment before such additional payment. The Company shall be deemed to have discontinued an individual's services if any of the following occurs: (i) he is terminated as a director or employee of the Company, as the case may be, for any reason other than conviction of a felony or any act of fraud or embezzlement, his disability for six consecutive months or his death, (ii) failure to elect and maintain him in the office or directorship, as the case may be, which he now occupies, (iii) reduction in his salary or fringe benefits, (iv) a change in his place of employment or excessive travel, or (v) other substantial, material and adverse changes in conditions under which the individual's services are to be rendered. Since the change in control agreements would require large cash payments to be made by any person or group effecting a change in control of the Company absent the assent of a majority of the Continuing Directors, these agreements may discourage hostile takeover attempts by persons wishing to acquire the Company.

 The change in control agreements would have expired on December 31, 1994 but have been and will continue to be automatically extended for a period of one year on each December 1, unless terminated by either party prior to any such December 1. In the event a change in control occurs during the term of any of the agreements, including any extension thereof, the term of such agreements shall be extended to three years from the date of such change in control.

 The Company has entered into an agreement with Mr. Weis which provides that in the event his employment is terminated without cause or the place of his employment is moved to a location which is an unreasonable commuting distance from Greenwich, Connecticut, he will receive a continuation of salary payments and benefits for a one year period.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including the Proxy Statement in whole or in or part, the following report and the Performance Graph shall not be incorporated by reference into any such filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 The Compensation Committee of the Board of Directors, consisting entirely of outside directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The present members of the Compensation Committee are Jay S. Goldsmith, Clifford B. Cohn and
L. G. Schafran. The Company's compensation program for executive officers currently consists of salary and bonuses and periodic grants of nonqualified stock options. The elements of this program have different purposes. Salary and bonus payments are primarily designed to reward current and past performance while stock option grants are designed to provide strong incentives for long-term future performance, and are generally forfeited should the executive officer leave the Company before retirement. All stock option grants are made under the Company's stock option plans which have been approved by the Company's shareholders or are subject to approval of such plans by the Company's shareholders. The granting of stock options is directly linked to the shareholders' interests since the value of the grants will increase or decrease based upon the future price of the Company's stock.

 In determining the executive compensation to be paid or granted during 1994, the Committee considered several factors. These included the assessment of the future objectives and challenges facing the Company as well as the significant problems the Company has been dealing with during 1994, particularly its ongoing environmental litigation. In view of the Company's efforts to achieve profitability, the Committee's actions have been guided less on quantitative measures of operating results than on other goal directed endeavors such as the Company's acquisitions and dispositions, elimination and rationalization of underperforming operations and the efforts of the executive personnel to bring about improvements in the operations and profitability of the Company's subsidiaries. The Committee's decisions concerning the compensation of individual executive officers during 1994 were made in the context of historical practices and the current competitive environment together with the need to attract and retain highly qualified executives who will be best able to achieve the successes needed by the Company. The Committee also considered the fact that the Company has had only three executive officers and the effect this has on their workload and diversity of responsibilities.

 BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

 In 1994, Mr. Herman received total cash payments of $202,500 in salary and bonus (as shown in the Summary Compensation Table above). In addition, options to purchase 60,000 shares of Common Stock were granted to Mr. Herman during 1994 under the Company's 1993 Long-Term Incentive Plan. The Compensation Committee considered these 1994 payments appropriate in light of Mr. Herman's considerable knowledge and expertise with regard to manufacturing related operations and his knowledge and historical perspective of the Company's problems and issues. The Committee noted Mr. Herman's considerable efforts to revitalize the Company and his direct involvement in the significant transactions of the Company both during 1994 and in prior years.

 This report is submitted by the members of the Compensation
Committee of the Board of Directors.

                                         Compensation Committee
                                         Jay S. Goldsmith
                                         Clifford B. Cohn
                                         L. G. Schafran

 FIVE YEAR PERFORMANCE GRAPH:  1989 - 1994

 The annual changes for the five year period from 1989 through 1994 are based on the assumption that $100 had been invested in Publicker stock and each index on December 31, 1989 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarters. The total cumulative dollar returns shown in the graphs represent the value that such investments would have had on December 31, 1994.

Comparison of Five Year Cumulative Return Among the Company, a Broad Market Index* and a Peer Group Index**

              1989    1990    1991    1992    1993    1994
Publicker      100      42      29      42      58     100
Peer Group     100      92     116     103     125      96
Composite      100      93     120     125     143     142

*  Based on Media General Composite Index.
** Based on Media General Multi-industry Group of 12 companies with market capitalization of under $100 million.

The peer group index is based on all companies contained in the Multi-industry Group of Media General Financial Services with a market capitalization of under $100 million as of December 31, 1994. The returns of each component issuer of the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicted. This group was selected since the diversity of the Company's operations does not place it within any more specific industry group. In addition, the market capitalization criteria was applied to eliminate from comparison those multi-industry companies that are extremely large, such as ITT Corporation. The resulting peer group consists of the following twelve companies for 1994: American Pacific Corp., ARC International Corp., Challenger International Ltd., Drew Industries Inc., Katy Industries, Met-Pro Corporation,(Pacific Dunlop Ltd.) (ADR), Quixote Corp., SL Industries Inc., Somerset Group Inc.,(TCC Industries, Inc.) and Wellstead Industries Inc. The companies shown in parentheses are new to this peer group during 1994. The following companies that were included in this peer group for 1993 were no longer included in the peer group for 1994: Ball Corp., Bell Industries Inc., Core Industries Inc., Linsay Manufacturing Co., Nortek Inc., Ogden Corp., Sherwood Corporation, Telecom Corporation, Teleflex Inc. and Thermo Power
Corp.

                           PROPOSAL 2.

                   APPROVAL OF OPTION EXTENSION

Background

 On April 12,1985, a group of investors represented by Balfour Investors Inc. (formerly known as Balfour Securities Corporation ("Balfour"), a merchant banking firm that was then engaged in a general securities brokerage business, purchased 1,600,000 shares of Common Stock of the Company for $4 million. Harry I. Freund and Jay S. Goldsmith are Chairman and President, respectively, and the only shareholders of Balfour. This amount was immediately applied to reduce the Company's working capital deficit. At that time, Messrs. Freund and Goldsmith were appointed to the Board of Directors of the Company as was David L. Herman, who later became President of the Company on March 31, 1986. In connection with that transaction, Balfour purchased from the Company, for $400, options to purchase an additional 400,000 shares of the Company's Common Stock at a price of $2.50 per share (the "Options"). On July 24, 1985, Balfour sold one-half of the Options to each of Messrs. Freund and Goldsmith. The Options originally had a term of five years which was subsequently extended to ten years.

Extension

 On March 8, 1995, the Directors Compensation Committee of the Board of Directors, which reviews the compensation of the directors of the Company, considered extending the term of the Options for a period of five years, expiring April 12, 2000. The Committee determined that it would be in the best interests of the Company to extend the term of the Options and recommended to the Board of Directors that it do so, subject to the approval of the stockholders of the Company. At its March 8, 1995 meeting, the Board of Directors received the report of the Committee and unanimously (with Mr. Freund abstaining as to his Options and Mr. Goldsmith abstaining as to his Options) adopted the recommendation of the Committee. Upon approval of the stockholders, each of Mr. Freund and Mr. Goldsmith would hold Options to purchase 200,000 shares of Common Stock at $2.50 per share, for an aggregate exercise price of $500,000. On March 8, 1995, and April 10, 1995, the closing sales prices of the Common Stock on the New York Stock Exchange were $2.25 and $2.00, respectively, per share.


Description of Options

 Each of the Options represents the right to purchase one share of Common Stock of the Company at a price of $2.50 per share in cash. If the proposed extension is approved by stockholders, the Options may be exercised in whole at any time and in part from time to time until 5:00 p.m. New York City time on Apri1 12, 2000. The exercise price per share, number of shares and kind of shares to be issued upon exercise of the Options is subject to adjustment from time to time in the event of a stock dividend, stock split, reverse stock split, reclassification of the Common Stock, merger, consolidation, sale, lease or conveyance of all or substantially all of the property of the Company, issuance or sale of shares of Common Stock (or rights to subscribe for, options to purchase, or securities convertible into or exchangeable for Common Stock) for consideration per share (including the exercise or conversion price) less than the then current exercise price or the then current market price per share, or a dividend of assets or indebtedness of the Company of a per share value in excess of 5% of the then current market price per share of the Common Stock. The Options are transferable, subject to compliance with applicable securities laws. The provisions of the Options may not be amended without the consent of the Company and the holder of the Options.

Vote Required for Approval

 The term of the Options will not be extended unless the holders of a majority of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, vote in favor of the proposal, provided that the total vote cast represents over 50% of all shares entitled to vote.

 The Board of Directors recommends a vote FOR the proposal to approve the extension of the term of the Options.

                           PROPOSAL 3.

              RATIFICATION OF SELECTION OF AUDITORS

 The Board of Directors of the Company has appointed Arthur
Andersen LLP as independent accountants to audit the books and accounts of the Company for the year ending December 31, 1995, and recommends that the appointment of such auditors be ratified by the shareholders.

 Representatives of Arthur Andersen LLP, the Company's principal accountants for the most recently completed and the current fiscal years, are expected to be present at the meeting, and will be available to respond to questions.

                      SHAREHOLDER PROPOSALS

 Any proposals by shareholders of the Company intended to be included in the Company's Proxy Statement relating to the Company's 1996 Annual Meeting of Shareholders must be in writing and received by the Company at its principal executive office no later than December 29, 1995.

                             GENERAL

 Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

 The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. In order to support the Board of Directors nominees and the other proposal herein and to help insure the presence of a quorum, the Company has retained the services of Morrow & Co., Inc. as proxy solicitor to assist in the solicitation of proxies for this meeting. The fees payable to Morrow & Co., Inc. in connection with this solicitation are estimated to be $4,000. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their principals and obtaining their proxies.

 THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 14, 1995, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994.

                                    By Order of the Board of Directors



                                    ANTONIO L.DELISE, Secretary
April 21, 1995

                    PUBLICKER INDUSTRIES INC.
                              PROXY
              PROXY SOLICITED BY BOARD OF DIRECTORS
              for the Annual Meeting of Shareholders

    The undersigned hereby appoints HARRY I. FREUND and JAY S. GOLDSMITH or either of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares registered in the name of the undersigned of Common Stock of Publicker Industries Inc. (the
"Company") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Carlyle Hotel, 35 East 76th Street, East Trianon Suite, 2nd Floor,
New York, New York at 10:00 a.m. on May 23, 1995, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors and on all other matters described in the Proxy Statement or which otherwise come before the Meeting in the discretion of the Board of Directors.

    This Proxy when properly executed will be voted in the manner directed herein. If no instruction to the contrary is indicated, this Proxy will be voted FOR the election of the
Directors named in proposal 1 and FOR proposals 2 and 3.

1.  ELECTION OF DIRECTORS:  Harry I. Freund, Jay S. Goldsmith, David L. Herman,
                      Clifford B. Cohn, L.G. Schafran, James J. Weis

__ FOR all nominees listed above (except as marked to the contrary hereon).

__ WITHHOLD AUTHORITY to vote for all nominees listed hereon.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)




2.  To approve the extension of the term of certain options held by Harry I.
Freund and by Jay     S. Goldsmith.
                __FOR      __AGAINST   __ABSTAIN

3. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending
    December 31, 1995.
         __ FOR            __ AGAINST          __ ABSTAIN

4. In their discretion, to act upon such other business as may properly be brought before the
    Meeting or any adjournment thereof.

      (Continued and to be signed and dated on the reverse side.)


                                            NOTE:  Your signature should
                                       conform with your name as it
                                       appears hereon.  If signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give
                                       your full title as such.  If stock is
                                       owned by a partnership or
                                       corporation, please indicate your
                                       capacity in signing the Proxy.  If
                                       stock is held in joint ownership, all
                                       co-owners must sign.


                                  ___________________________________________
                   Signature
                                  ___________________________________________
              Signature if held jointly

    Dated:_______________________________, 1995
                                       PLEASE MARK, DATE, SIGN AND
                                       RETURN THE PROXY CARD
                                       PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

P
R
O
X
Y

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.